Exhibit 99.77(q)(a)(2)

                                ING EQUITY TRUST

                    Amended Establishment and Designation of
                   Series and Classes of Shares of Beneficial
                      Interest, Par Value $0.01 Per Share

                           Effective: January 9, 2013

    The undersigned, being a majority of the Trustees of ING Equity Trust ("IET") , a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust (the "Declaration of Trust"), including Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Declaration of Trust, dated February 25, 2003, as amended, hereby amend the Establishment and Designation of Series and Classes to establish Class O shares for ING Large Cap Value Fund (formerly, ING Equity Dividend Fund), as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING Large Cap Value Fund, dated November 19, 2007, as amended June 1, 2009, July 1, 2011, and May 18, 2012, is hereby further amended as follows:

    1. The Fund shall be designated ING Large Cap Value Fund. The Classes thereof shall be designated as follows:

        ING Large Cap Value Fund Class A
        ING Large Cap Value Fund Class B
        ING Large Cap Value Fund Class C
        ING Large Cap Value Fund Class I
        ING Large Cap Value Fund Class O
        ING Large Cap Value Fund Class R
        ING Large Cap Value Fund Class W



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                                                          Exhibit 99.77(q)(a)(2)


    IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes this 6th day of September, 2012.


/s/ Colleen D. Baldwin                           /s/ J. Michael Earley
-------------------------------                  -------------------------------
Colleen D. Baldwin, as Trustee                   J. Michael Earley, as Trustee

/s/ John V. Boyer                                /s/ Patrick W. Kenny
-------------------------------                  -------------------------------
John V. Boyer, as Trustee                        Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick                         /s/ Shaun P. Mathews
-------------------------------                  -------------------------------
Patricia W. Chadwick, as Trustee                 Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin                            /s/ Sheryl K. Pressler
-------------------------------                  -------------------------------
Robert W. Crispin, as Trustee                    Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch                              /s/ Roger B. Vincent
-------------------------------                  -------------------------------
Peter S. Drotch, as Trustee                      Roger B. Vincent, as Trustee